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                                                                      Exhibit 11

Computation of Earnings Per Share
                             American International Group, Inc. and Subsidiaries

(in thousands, except per share amounts)
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Years Ended December 31,                                       1997(b)        1996(a)        1995(a)        1994(a)        1993(a)
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
Numerator:

Income before cumulative effect of accounting changes   $ 3,332,335    $ 2,897,257    $ 2,510,383    $ 2,175,515    $ 1,918,078

Cumulative effect of accounting changes, net of tax
  Minority-owned insurance operations                            --             --             --             --         20,695

Preferred stock dividend                                         --             --             --             --         (1,043)
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  Net income applicable to common stock                 $ 3,332,335    $ 2,897,257    $ 2,510,383    $ 2,175,515    $ 1,937,730
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Denominator:

Average outstanding shares used in the computation of
 per share earnings:
   Common stock issued                                      759,124        759,126        759,128        759,130        759,134
   Common stock in treasury                                 (57,194)       (52,558)       (48,095)       (46,811)       (44,846)
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   Average outstanding shares-- basic                       701,930        706,568        711,033        712,319        714,288
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   Stock options (treasury stock method)                      3,025          2,716          2,452          2,074          2,291
   Stock purchase plan                                           29             32             27             36             24
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   Average outstanding shares-- diluted                     704,984        709,316        713,512        714,429        716,603
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Earnings per share:
Basic
Income before cumulative effect of accounting changes   $      4.75    $      4.10    $      3.53    $      3.05    $      2.68
Cumulative effect of accounting changes, net of tax
  Minority-owned insurance operations                            --             --             --             --           0.03
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Basic                                                   $      4.75    $      4.10    $      3.53    $      3.05    $      2.71
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Diluted
Income before cumulative effect of accounting changes   $      4.73    $      4.08    $      3.52    $      3.05    $      2.67
Cumulative effect of accounting changes, net of tax
Minority-owned insurance operations                              --             --             --             --           0.03
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Diluted                                                 $      4.73    $      4.08    $      3.52    $      3.05    $      2.70
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

(a) Share information reflects common stock splits in the form of 50 percent common stock dividends paid July 27, 1997 and July 28, 1995.
(b) The number of common shares outstanding as of December 31, 1997 was 699,518,281. The number of common shares that would have been outstanding as of December 31, 1997 assuming the exercise or issuance of all dilutive potential common shares outstanding is 702,981,657.


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